EX-28.d.ii.39

SUB-ADVISORY AGREEMENT
AGREEMENT dated as of the ___ day of _______, 202-_ among Dimensional ETF Trust, a Delaware statutory trust (the “Trust”), DIMENSIONAL FUND ADVISORS LP, a Delaware limited partnership (“DFA”), and DIMENSIONAL FUND ADVISORS LTD., a company organized under the laws of England (“DFAL”).
WHEREAS, DFA is the investment advisor to all the series of the Trust, including the DIMENSIONAL CALIFORNIA MUNICIPAL BOND ETF (the “ETF Fund”); and
WHEREAS, the ETF Fund invests in United Kingdom and European securities as categorized, defined and limited in accordance with the Trust’s prospectus; and
WHEREAS, DFAL personnel have expertise in certain business areas pertinent to the business operations of the ETF Fund and the selection of brokers or dealers and the execution of trades with respect to United Kingdom and European securities; and
WHEREAS, DFA wishes to retain DFAL as sub-advisor with respect to the ETF Fund, and DFAL wishes to act as sub-advisor, upon the terms hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions contained herein, the parties hereto agree as follows:
1. Services To Be Performed.  DFA hereby employs, subject to approval by the Board of Trustees of the Trust and supervision by DFA, DFAL to furnish, at DFAL’s expense, the services described below with respect to the ETF Fund:
a.
DFAL shall have the authority and responsibility to select eligible investments and brokers or dealers to execute purchases and sales for the ETF Fund. Such authority and responsibility shall include, without limitation, the maintenance of a trading desk; the determination of the best and most efficient means of purchasing and selling such portfolio securities in order to achieve best price and execution; and the allocation of trades among brokers and dealers, including any affiliate of the Trust or of any investment advisor or affiliate thereof, subject to Section 17 of the Investment Company Act of 1940, as amended (the “1940 Act”).  In carrying out its obligations hereunder, DFAL will act with a view to the ETF Fund’s objectives as set forth in the Trust’s prospectus and otherwise communicated to DFAL by DFA, including the objectives of receiving best price and execution for portfolio transactions and of causing as little price fluctuation in the market prices of securities being purchased or sold as reasonably possible under prevailing market circumstances as well as in light of the size of the transaction being executed.  DFA will advise DFAL of changes in the Trust’s Agreement and Declaration of Trust, By-Laws, and prospectus and any objectives not appearing therein as they may be relevant to DFAL’s performance under this Agreement.  DFA will furnish to DFAL reports on cash available for investment and needed for redemption payments.  DFA shall be responsible to the Trust for the preparation of schedules of securities eligible for purchase and sale by the ETF Fund (“execution schedules”), and shall prepare such schedules on at least a semi-annual basis, it being understood that DFA may consult with DFAL in connection therewith, and may delegate to DFAL the preparation of such schedules.  On at least a semi-annual basis DFA will review the ETF Fund’s holdings, make, itself or in consultation with DFAL, any necessary adjustments to the execution schedules and review the securities trading process and executions.  DFAL is authorized to have orders executed for more or fewer shares than set forth on the execution schedules when market conditions and other factors permit or require, provided that such variances from the execution schedules are within the parameters agreed to by DFA from time to time or in specific cases.  DFAL shall report the results of all trading activities and all such other information relating to portfolio transactions for the ETF Fund as DFA may reasonably request, on a daily basis to DFA and any other entity designated by DFA, including without limitation the custodian of the Trust.  DFAL shall review and coordinate its agency trading and execution strategies, practices and results with DFA as frequently as reasonably requested.

b.	DFAL shall maintain, and periodically review with DFA and the Trust, policies and procedures necessary to ensure the effectiveness of on-line communications systems between DFAL, DFA and the Trust.
c.
DFAL shall periodically provide DFA with data concerning the United Kingdom and European markets; and it shall maintain and provide to DFA current financial information with respect to specific issuers in United Kingdom and European markets.  DFAL shall also furnish DFA with advice and information regarding securities of United Kingdom and European market companies and shall provide DFA with such recommendations in connection with the investment therein by the ETF Fund as DFAL shall deem necessary and advisable in light of the investment objective and policies of the ETF Fund.

2. Compensation.  For the services provided by DFAL hereunder DFA shall pay DFAL a fee equal to $13,000 (U.S.) per year, to be paid on a quarterly basis. In the event that this Agreement is terminated at other than quarter-end, the fee for such quarter shall be prorated.
3. Liability of DFAL.  Except as provided by the next sentence, DFAL shall not be liable for any error of judgment or of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of DFAL in the performance of its obligations and duties or by reason of its reckless disregard of its obligations and duties under this Agreement.  The foregoing sentence does not apply to any liability which DFAL may have arising out of the execution by it or any of its employees, officers or agents of portfolio transactions for the Trust.
4. Term.  This Agreement shall become effective as of __________, 202_, and shall remain in effect until _________, 202_, unless sooner terminated as hereinafter provided and shall continue in effect from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by (a) the vote of a majority of the Trust’s Board of Trustees, or (b) the vote of a majority of the outstanding voting securities of the ETF Fund and (c) the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such party (except as Trustees of the Trust) cast in person at a meeting called for the purpose of voting on such approval.  The terms “interested persons” and “vote of a majority of the outstanding voting securities” shall have the meanings respectively set forth in Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.
This Agreement may be terminated by DFA or by DFAL at any time without penalty on ninety (90) days’ written notice to the other party hereto, and may also be terminated at any time without penalty by the Board of Trustees of the Trust or by vote of the holders of a majority of the outstanding voting securities of the ETF Fund on sixty (60) days’ written notice to DFAL by the Trust.
This Agreement shall automatically terminate in the event of its assignment.  The term “assignment” for this purpose shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.
This Agreement shall automatically terminate with respect to the ETF Fund in the event that the Investment Management Agreement for the ETF Fund between DFA and the Trust is terminated, assigned or not renewed.
5. Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices.
6. Governing Law and Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any U.S. federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and any rules and regulations promulgated thereunder.  The parties agree and consent to the jurisdiction of the State and federal courts of Texas.
7. Schedules.  Schedules to this Agreement form a part of it.
[signature page follows]

IN WITNESS WHEREOF, DFA, DFAL and the Trust have caused this Agreement to be executed as of the day and year above written.
DIMENSIONAL FUND ADVISORS LP

By:	DIMENSIONAL HOLDINGS INC.,
General Partner

By:
Name:
Title:

DIMENSIONAL FUND ADVISORS LTD.

By:
Name:
Title:

DIMENSIONAL ETF TRUST

By:
Name:
Title: